Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Ben Gong	408-523-2175
		Rae Covington	408-523-2161

INTUITIVE SURGICAL ANNOUNCES FOURTH QUARTER EARNINGS

SUNNYVALE, CALIF. January 22, 2009 – Intuitive Surgical, Inc. (NASDAQ: ISRG), the industry leader in surgical robotics, today reported fourth quarter 2008 revenue, consistent with its pre-release of January 7, 2009, of $231.5 million, increasing 22% from $189.4 million for the fourth quarter of 2007. Fourth quarter 2008 revenue growth was driven by continued robotic procedure adoption.

Fourth quarter 2008 instruments and accessories revenue increased 45% to $81.6 million from $56.1 million during the fourth quarter of 2007. Fourth quarter 2008 da Vinci ® Surgical Systems revenue increased 5% to $113.7 million from $108.6 million during the fourth quarter of 2007. Fourth quarter 2008 service revenue increased 46% to $36.2 million from $24.7 million during the fourth quarter of 2007.

Revenue for the year ended December 31, 2008 totaled $874.9 million, increasing 46% from $600.8 million for the year ended December 31, 2007.

	Three Months Ended December 31,			Twelve Months Ended December 31,
Revenue ($Millions)	2008	2007	Increase	2008	2007	Increase
Instruments/Accessories	$81.6	$56.1	$25.5	$293.0	$191.7	$101.3
Systems	113.7	108.6	5.1	455.3	324.4	130.9
Service	36.2	24.7	11.5	126.6	84.7	41.9

	$231.5	$189.4	$42.1	$874.9	$600.8	$274.1

Fourth quarter 2008 operating income increased 13% to $82.7 million, compared with $73.4 million for the fourth quarter of 2007. Operating results for the fourth quarter of 2008 included $21.4 million of non-cash stock-based compensation expense in accordance with the Financial Accounting Standards Board SFAS 123R, compared with $10.1 million for the fourth quarter of 2007.

Fourth quarter 2008 net income increased 3% to $50.8 million, compared with $49.2 million for the fourth quarter of 2007. Diluted earnings per share increased to $1.27 for the fourth quarter of 2008 from $1.24 for the fourth quarter of 2007.

Net income for the year ended December 31, 2008 was $204.3 million, or $5.12 per diluted share, compared to net income of $144.5 million, or $3.70 per diluted share for the year ended December 31, 2007.

Intuitive ended the fourth quarter of 2008 with cash, cash equivalents and investments of $902 million, up $80 million from September 30, 2008 and up $266 million from December 31, 2007.

Commenting on the announcement, Lonnie Smith, Chairman and CEO of Intuitive Surgical, said, “We are pleased with our continued worldwide procedure growth. While our fourth quarter system unit sales were lower than planned, we believe that our procedure momentum remains strong and patient demand for robotic surgery will continue to drive growth in 2009.”

The Company will also announce these results at a conference call today at 1:30 pm PDT. The dial-in numbers for the call are 877-909-3508 for participants located in the U.S. and 517-645-6051 for participants located outside the U.S. The passcode is ISRG and the meeting leader is Mr. Lonnie Smith. To access financial information that will be discussed on the call, please visit Intuitive Surgical’s website at www.intuitivesurgical.com.

About Intuitive’s Products:

The da Vinci® Surgical System consists of a surgeon’s viewing and control console having an integrated, high-performance InSite® 3-D, high definition vision system, a patient-side cart consisting of three or four robotic arms that position and precisely maneuver endoscopic instruments and an endoscope, and a variety of articulating EndoWrist® Instruments. By integrating computer-enhanced technology with surgeons’ technical skills, Intuitive believes that its system enables surgeons to perform better surgery in a manner never before experienced. The da Vinci® Surgical System seamlessly and directly translates the surgeon’s natural hand, wrist and finger movements on instrument controls at the surgeon’s console outside the patient’s body into corresponding micro-movements of the instrument tips positioned inside the patient through small puncture incisions, or ports.

Intuitive®, da Vinci®, da Vinci® S™, InSite®, and EndoWrist® are trademarks or registered trademarks of Intuitive Surgical, Inc.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including the following: the impact of the global economic recession and tightening credit market and related impact on health care spending; timing and success of product development and market acceptance of developed products; regulatory approvals, clearances and restrictions; guidelines and recommendations in the health care and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which Intuitive Surgical operates; unanticipated manufacturing disruptions; delays in regulatory approvals of new manufacturing facilities or the inability to meet demand for products, the results of the year end audit, and the other factors detailed from time to time under the heading “Risk Factors” in our report on Form 10-K for the year ended December 31, 2007, as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. Statements concerning forecasts, revenue growth, procedure growth, future financial results, and statements using words such as “estimate”, “project”, “plan”, “intend”, “expect”, “anticipate”, “believe” and similar expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

INTUITIVE SURGICAL, INC.

UNAUDITED QUARTERLY CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three months ended
	December 31, 2008	September 30, 2008	December 31, 2007
Revenue:
Instruments & Accessories	$81,575	$75,941	$56,095
Systems	113,752	126,326	108,607
Services	36,218	33,725	24,744

Total revenue	231,545	235,992	189,446
Cost of revenue:
Products	51,669	53,517	42,587
Services	14,536	12,900	11,659

Total cost of revenue (1)	66,205	66,417	54,246
Gross profit	165,340	169,575	135,200
Operating expenses:
Selling, general and administrative	61,739	62,692	45,694
Research and development (2)	20,864	21,851	16,124

Total operating expenses (1)	82,603	84,543	61,818
Income from operations	82,737	85,032	73,382
Interest and other income, net	5,525	4,594	8,432

Income before income taxes	88,262	89,626	81,814
Provision for income taxes	37,504	32,032	32,660

Net lncome	$50,758	$57,594	$49,154

Earnings per share:
Basic	$1.30	$1.48	$1.28

Diluted	$1.27	$1.44	$1.24

Shares used in computing earnings per share:
Basic	39,138	39,015	38,364

Diluted	39,837	40,108	39,756

(1)	Includes stock compensation expense of $3.1 million, $3.1 million and $1.6 million in total cost of revenue and $18.3 million, $17.9 million and $8.5 million in total operating expenses for the three months ended December 31, 2008, September 30, 2008 and December 31, 2007, respectively.

(2)	Includes amortization of purchased intellectual property of $3.4 million, $2.7 million and $0.5 million in research and development expenses for the three months ended December 31, 2008, September 30, 2008 and December 31, 2007, respectively.

INTUITIVE SURGICAL, INC.

UNAUDITED ANNUAL CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Year ended December 31,
	2008	2007
Revenue:
Instruments & Accessories	$292,989	$191,651
Systems	455,336	324,438
Services	126,594	84,739

Total revenue	874,919	600,828
Cost of revenue:
Products	200,074	145,654
Services	54,068	40,888

Total cost of revenue (1)	254,142	186,542
Gross profit	620,777	414,286
Operating expenses:
Selling, general and administrative	230,570	158,685
Research and development (2)	79,372	48,859

Total operating expenses (1)	309,942	207,544
Income from operations	310,835	206,742
Interest and other income, net	24,368	30,492

Income before income taxes	335,203	237,234
Provision for income taxes	130,888	92,697

Net lncome	$204,315	$144,537

Earnings per share:
Basic	$5.26	$3.82

Diluted	$5.12	$3.70

Shares used in computing earnings per share:
Basic	38,877	37,831

Diluted	39,943	39,021

(1)	Includes stock compensation expense of $11.4 million and $5.8 million in total cost of revenue and $65.3 million and $30.5 million in total operating expenses for the year ended December 31, 2008 and 2007, respectively.

(2)	Includes amortization of purchased intellectual property of $9.8 million and $1.3 million in research and development expenses for the year ended December 31, 2008 and 2007, respectively.

INTUITIVE SURGICAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	12/31/2008	9/30/2008	12/31/07
Cash, cash equivalents, and investments	$901,873	$821,431	$635,381
Accounts receivable, net	170,107	173,708	130,370
Inventory	63,460	52,498	32,416
Property and equipment, net	117,021	98,081	68,093
Goodwill	110,740	110,740	110,740
Deferred tax assets	45,357	38,973	24,577
Other assets	66,066	69,240	38,421

Total assets	$1,474,624	$1,364,671	$1,039,998

Accounts payable and other accrued liabilities	$128,606	$108,442	$96,632
Deferred revenue	79,252	72,801	54,692

Total liabilities	207,858	181,243	151,324
Stockholders’ equity	1,266,766	1,183,428	888,674

Total liabilities and stockholders’ equity	$1,474,624	$1,364,671	$1,039,998